Exhibit 5.1

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                      February 12, 2004

Price Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

    Re:
    Price Legacy Corporation, a Maryland corporation (the "Company")—Registration Statement on Form S-3 pertaining to the resale from time to time of 640,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), issued by the Company pursuant to that certain Settlement Agreement and Mutual Release by and between Excel Legacy Corporation and its subsidiaries and affiliates and Lewis P. Geyser (the "Settlement Agreement")

Ladies and Gentlemen:

        In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken by the Company in connection with the authorization, issuance and delivery of the Shares, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i)  the corporate charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on November 18, 1997, Articles of Merger filed with the Department on December 31, 1997, Articles Supplementary filed with the Department on August 5, 1998, Articles of Amendment filed with the Department on June 7, 2000 and Articles of Amendment and Restatement filed with the Department on September 18, 2001;

           (ii)  the Bylaws of the Company, adopted on or as of December 29, 1997 (the "Bylaws");

          (iii)  the Registration Statement;

          (iv)  the Settlement Agreement;

           (v)  Minutes of the Telephonic Board Meeting of the Board of Directors of the Company, held on November 21, 2003 (the "November 2003 Resolutions"), and the Unanimous Written Consent of the Board of Directors of the Company, dated as of January 6, 2004 (the "January 2004 Resolutions" and together with the November 2003 Resolutions, the "Directors' Resolutions");

          (vi)  the status certificate of the Department dated January 9, 2004 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

         (vii)  a certificate of Jack McGrory, Chief Executive Officer of the Company, and Robert M. Siordia, Secretary of the Company, dated as of January 9, 2004 (the "Original Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions were true, correct and complete, and that the Charter and the Bylaws had not been rescinded or modified and were in full force and effect as of the date of the Original Officers'

  Certificate, and certifying as to the manner of adoption of the Directors' Resolutions and as to the execution and delivery of the Settlement Agreement;

        (viii)  a supplemental certificate of Jack McGrory, Chief Executive Officer of the Company, and Robert M. Siordia, Secretary of the Company, of even date herewith (the "Supplemental Officers' Certificate" and together with the Original Officers' Certificate, the "Officers' Certificate"), certifying as to, among other things, the original issuance of the Shares, and the form, execution and delivery to the Selling Stockholders identified in the Registration Statement (the "Selling Stockholders") of one or more certificates evidencing the Shares; and

          (ix)  such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

        Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers' Certificate and our knowledge. The words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as special Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice that any of the foregoing certificates on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company, as special Maryland corporate counsel, in connection with the issuance and sale of the Shares.

        In expressing the opinion set forth below, we have assumed the following:

        (a)   Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

        (b)   Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        (c)   Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

        (d)   All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information as to matters of fact (but not legal conclusions) contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any of the provisions of any of the Documents, by action or omission of the parties or otherwise.

        (e)   The Shares were originally issued in accordance with the Directors' Resolutions and pursuant to the terms of the Settlement Agreement, and one or more certificates evidencing the Shares have been duly executed and delivered to the Selling Stockholders, and the Shares have not been issued, sold or transferred, nor will the Shares be sold or transferred, in violation of any restriction or limitation on ownership or transfer contained in the Charter.

        (f)    The January 2004 Resolutions were adopted by the unanimous written consent of all incumbent directors of the Company in accordance with the Charter and Bylaws of the Company and applicable law.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion as of the date hereof that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

        We note that the Shares are subject to continuing restrictions on ownership and transfer as described in the Charter of the Company.

        The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                      Very truly yours,

                      /s/ Ballard Spahr Andrews & Ingersoll, LLP